EXHIBIT 1

For Period Ending:   4/30/2001
File Number 811-09561

This report is signed on behalf of the registrant (or depositor or trustee) in the City of Boston and State of Massachusetts on the 21st day of June 2001.

                                                CENTURY CAPITAL MANAGEMENT TRUST
                                                (Name of registrant, depositor
                                                  or trustee)

                                        BY: /s/ ALLAN W. FULKERSON
                                                Allan W. Fulkerson,
                                                Chairman and Managing Trustee

Witness:  /s/ RICHARD F. COOK, JR.
          Richard F. Cook, Jr.
          Secretary